Exhibit A-3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF WEST VIRGINIA
AT BECKLEY

In re MASSEY ENERGY CO. SECURITIES LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Civil Action No. 5:10-cv-00689-ICB CLASS ACTION The Honorable Irene C. Berger

TO:
ALL PERSONS OR ENTITIES THAT PURCHASED OR OTHERWISE ACQUIRED SHARES OF THE COMMON STOCK OF MASSEY ENERGY COMPANY (n/k/a ALPHA APPALACHIA HOLDINGS, INC.) (“MASSEY”) DURING THE PERIOD BETWEEN FEBRUARY 1, 2008 AND JULY 27, 2010, INCLUSIVE (THE “CLASS PERIOD”), AND WERE DAMAGED THEREBY (THE “SETTLEMENT CLASS”).

YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an order of the Court, that the Settlement Class in the above-captioned litigation (“Action”) has been preliminarily certified for the purposes of settlement only and that a settlement between the Commonwealth of Massachusetts Pension Reserves Investment Trust (“Lead Plaintiff”) and named plaintiff David Wagner (collectively “Plaintiffs”) and Massey, Donald L. Blankenship, Baxter F. Phillips, Jr., Eric B. Tolbert, J. Christopher Adkins, Dan R. Moore, E. Gordon Gee, Richard M. Gabrys, James B. Crawford, Robert H. Foglesong, Stanley C. Suboleski, Lady Barbara Thomas Judge (“Defendants”), and Alpha Natural Resources, Inc. (“ANR”) in the amount of $265,000,000 in cash, has been proposed by the Settling Parties.

A hearing will be held before the Honorable Irene C. Berger of the United States District Court for the Southern District of West Virginia in the Robert C. Byrd U.S. Courthouse, 110 North Heber Street, Courtroom ____, Beckley, WV 25801 at __:___ ___.m., on _________________, 2014 to, among other things: determine whether the proposed Settlement should be approved by the Court as fair, reasonable, and adequate; determine whether, thereafter, this Action should be dismissed with prejudice as set forth in the Stipulation and Agreement of Settlement, dated as of February 5, 2014; determine whether the proposed Plan of Allocation for distribution of the settlement proceeds should be approved as fair and reasonable; and consider the application of Co-Lead Counsel for an award of attorneys’ fees and reimbursement of litigation expenses. The Court may change the date of the hearing without providing another notice.
IF YOU ARE A MEMBER OF THE SETTLEMENT CLASS, YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT AND YOU MAY BE ENTITLED TO SHARE IN THE NET SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency of Class Action and Proposed Settlement and Motion for Attorneys’ Fees and Expenses (the “Notice”) and a Proof of Claim and Release form (“Proof of Claim”), you may obtain copies of these documents by contacting the Claims Administrator:
In re Massey Energy Co. Securities Litigation
Claims Administrator
c/o _________________
_____________
Phone: ____-____-____; Fax: ____-____-_____
[e-mail]
www.__________

Inquiries, other than requests for information about the status of a claim, may also be made to Co-Lead Counsel:

LABATON SUCHAROW LLP Joel H. Bernstein, Esq. Ira A. Schochet, Esq. 140 Broadway New York, NY 10005 Tel: (888) 219-6877 www.labaton.com	ROBBINS GELLER RUDMAN & DOWD LLP Paul J. Geller, Esq. Jack Reise, Esq. 120 East Palmetto Park Road, Suite 500 Boca Raton, FL 33432 Tel: (888) 262-3131 www.rgrdlaw.com
If you are a Settlement Class Member, to be eligible to share in the distribution of the Net Settlement Fund, you must submit a Proof of Claim postmarked or received no later than _____________, 2014.
To exclude yourself from the Settlement Class, you must submit a written request for exclusion in accordance with the instructions set forth in the Notice so that it is received no later than _______________, 2014. If you are a putative Settlement Class Member and do not exclude yourself from the Settlement Class, you will be bound by the Final Order and Judgment.
Any objections to the proposed Settlement, Plan of Allocation, and/or application for attorneys’ fees and reimbursement of expenses must be filed with the Court and served on counsel for the Settling Parties in accordance with the instructions set forth in the Notice, so that they are received no later than ______________, 2014.
If you are a Settlement Class Member and do not timely submit a valid Proof of Claim, you will not be eligible to share in the Net Settlement Fund, but you nevertheless will be bound by the Final Order and Judgment.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. If you have any questions about the Settlement, you may contact Co-Lead Counsel at the addresses listed above.

DATED: __________________	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF WEST VIRGINIA